SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 6, 2008

WI-TRON, INC.
(Exact Name of Company as Specified in Charter)

Delaware	02-21931	22-3440510
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

59 LaGrange Street, Raritan, New Jersey	08869
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number	(908) 253-6870

Company's facsimile number	(908) 253-6875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 6, 2008 the Principal Accounting Officer of Wi-tron, Inc. (the "Company"), in consultation with its Board of Directors and Moore & Associates, its independent registered public accounting firm, determined that the June 30, 2008 financial statements should no longer be relied on because of errors in accounts receivable and the recognition of revenues in the wrong period.

The effect of the adjustment will be to increase the net loss for the six and three months ended June 30, 2008 by $61,395.

It is Management’s opinion that although the effect of the adjustments referred to above is material, the current development, business, operations and shareholders are not materially impacted as a result of these adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WI-TRON, INC.

	By:	/s/ Tarlochan S. Bains
Tarlochan S. Bains
Principal Accounting Officer

Dated: October 10, 2008